Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Southern Power Company
(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Preferred Stock	457(o)
	Debt	Senior Notes	457(o)
	Debt	Junior Subordinated Notes	457(o)
	Unallocated (Universal) Shelf (1)		457(o)			$1,500,000,000	.0001102	$165,300.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,500,000,000		$165,300.00
	Total Fees Previously Paid
	Total Fee Offsets (2)							$78,007.20
	Net Fee Due							$87,292.80

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Southern Power Company	S-3	333-234433	November 1, 2019		$78,007.20	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$600,980,000
Fee Offset Sources	Southern Power Company	S-3	333-234433		November 1, 2019						$78,007.20

(1)The Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) covers such presently indeterminate principal amount of Preferred Stock, Senior Notes and Junior Subordinated Notes of Southern Power Company (together, the “Securities”), with a maximum aggregate offering price not to exceed $1,500,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, this Calculation of Filing Fee Table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2)Southern Power Company (the “Registrant”) previously filed a Registration Statement on Form S-3 (File No. 333-234433) (the “Prior Registration Statement”) with the Securities and Exchange Commission on November 1, 2019. The Prior Registration Statement registered an unallocated maximum aggregate offering price of $1,000,000,000 of securities. In connection with the filing of the Prior Registration Statement, the Registrant made a contemporaneous fee payment in the amount of $129,800. Of the $1,000,000,000 of securities registered under the Prior Registration Statement, $600,980,000 remain unsold (the “Unsold Securities”). The Registrant has completed all offerings under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $78,007.20 portion of the registration fee paid with the Prior Registration Statement associated with the Unsold Securities is being used as an offset against the $165,300.00 registration fee due herewith, resulting in a net registration fee due of $87,292.80.